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EXHIBIT 99

Investor Release

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
09/08/03	Investors:	Mary Healy, 630-623-6429
	Media:	Anna Rozenich, 630-623-7316

McDONALD'S REPORTS SEPTEMBER

AND THIRD QUARTER 2003 SALES

Systemwide Sales Increased 11% in September

U.S. September Comparable Sales Up 10% . . .

Sixth Consecutive Month of Positive U.S. Comparable Sales

OAK BROOK, IL—McDonald's Corporation announced today that total Systemwide sales for Brand McDonald's increased 11.1% in September and 10.8% for the third quarter. In constant currencies, this increase was 6.0% and 6.5% for the month and quarter, respectively. Comparable sales for Brand McDonald's increased 3.7% for the month and 3.9% for the third quarter in constant currencies.

        Jim Cantalupo, McDonald's Chairman and Chief Executive Officer, said, "I am pleased with the momentum we are building. Our U.S. business is ahead of the pace we set for ourselves at the beginning of the year. Nevertheless, we still have much to do to achieve enduring, profitable growth around the world. Our revitalization plan is focused on reasserting McDonald's operational and marketing leadership, becoming more relevant to customers and managing our business for financial strength.

        "Driven by combined initiatives addressing food, operations and value, our U.S. business delivered another strong performance with comparable sales up 10.0% in September and 9.5% for the quarter. In Europe, where comparable sales were down 0.9% for the month and 0.1% for the quarter, we are working to energize our business through enhanced menu variety, improved service, branded affordability and stronger marketing."

Percent Inc/(Dec) In constant currencies**	Comparable Sales*	Systemwide Sales*
Month ended September 30, 2003
Brand McDonald's***	3.7	6.0
Major Segments:
U.S.	10.0	12.5
Europe	(0.9)	1.7
Asia/Pacific, Middle East & Africa	(4.2)	(3.5)
Quarter ended September 30, 2003
Brand McDonald's***	3.9	6.5
Major Segments:
U.S.	9.5	12.2
Europe	(0.1)	2.6
Asia/Pacific, Middle East & Africa	(3.9)	(2.6)

*
Systemwide sales represents sales at all McDonald's restaurants, including those operated by the Company, franchisees and affiliates. Comparable sales represent sales at all systemwide restaurants in operation at least thirteen months. Management believes Systemwide sales information is useful in analyzing the Company's revenues because franchisees and affiliates pay rent, service fees and/or royalties that generally are based on a percent of sales with specified minimum payments. Comparable sales information is reviewed by management to assess business trends in the Brand McDonald's business.

**
Information in constant currencies excludes the effect of foreign currency translation on reported results, except for hyperinflationary economies, whose functional currency is the U.S. Dollar. Constant currency results are calculated by translating the current year results at prior year average exchange rates.

***
Excludes Partner Brands

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Related Communications

        McDonald's plans to release third quarter results and host an investor webcast on October 22. The start time and a link to the webcast will be posted on www.investor.mcdonalds.com by October 16.

        More than 30,000 local McDonald's restaurants serve 47 million customers each day in more than 100 countries. Additional information about McDonald's is available at www.mcdonalds.com.

Forward-Looking Statements

        Certain forward-looking statements are included in this release. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: effectiveness of operating initiatives; success in advertising and promotional efforts; changes in global and local business and economic conditions, including their impact on consumer confidence; fluctuations in currency exchange and interest rates; food, labor and other operating costs; political or economic instability in local markets, including the effects of war and terrorist activities; competition, including pricing and marketing initiatives and new product offerings by the Company's competitors; consumer preferences or perceptions concerning the Company's product offerings; spending patterns and demographic trends; availability of qualified restaurant personnel; severe weather conditions; existence of positive or negative publicity regarding the Company or its industry generally; effects of legal claims; cost and deployment of capital; changes in future effective tax rates; changes in governmental regulations; and changes in applicable accounting policies and practices. The foregoing list of important factors is not all-inclusive.

        The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Release
McDONALD'S REPORTS SEPTEMBER AND THIRD QUARTER 2003 SALES